Exhibit 99.1

Bio-Rad Announces Closing of $1.2 Billion Aggregate Senior Notes Offering

HERCULES, California–March 2, 2022–Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader of life science research and clinical diagnostic products, announced today the closing of its underwritten public offering of $1.2 billion aggregate principal amount of the following notes (the “Notes”), each issued at par:

•	$400 million aggregate principal amount due 2027 and

•	$800 million aggregate principal amount due 2032.

The five year Notes bear interest at an annual rate of 3.300% and the ten year Notes bear interest at an annual rate of 3.700%. Bio-Rad intends to use the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures and investments in and acquisitions of other companies, products or technologies that it may identify in the future.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as joint book-running managers for the offering.

The offering was made pursuant to the Company’s currently effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The offering of the Notes was made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC toll-free at 1-800-419-2595 or J.P. Morgan Securities LLC toll-free at 1-866-803-9204.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. With a focus on quality and customer service for 70 years, our products advance the discovery process and improve healthcare. Our customers are university and research institutions, hospitals, public health and commercial laboratories, biotechnology and pharmaceutical companies, as well as applied laboratories that include food safety and environmental quality. Founded in 1952, Bio-Rad is based in Hercules, California, and has a global network of operations with approximately 7,900 employees worldwide. Bio-Rad had revenues of $2.9 billion in 2021.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding the expected use of proceeds of the offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “anticipate,” “estimate,” “expect,” “continue,” “believe,” “will,” “project,” “assume,” “may,” “intend,” or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company’s risks and uncertainties, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

SOURCE: Bio-Rad Laboratories, Inc.

Investor Contact:

Bio-Rad Laboratories, Inc.

Edward Chung, Vice President, Investor Relations

510-741-6104

ir@bio-rad.com

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